UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 30, 2008

                               ACADIA REALTY TRUST
             (Exact name of registrant as specified in its charter)

         Maryland                        1-12002                 23-2715194
      (State or other                  (Commission            (I.R.S. Employer
jurisdiction of incorporation)         File Number)          Identification No.)


                             1311 Mamaroneck Avenue
                                    Suite 260
                          White Plains, New York 10605
               (Address of principal executive offices) (Zip Code)

                                 (914) 288-8100
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425 )

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 30, 2008, Canarsie Plaza LLC, a subsidiary of Acadia Realty Trust (the "Registrant"), entered into a Termination of Sublease (the "Agreement") with Home Depot U.S.A., Inc. ("Home Depot") terminating the Home Depot sublease agreement at the Canarsie Plaza project in the Canarsie section of Brooklyn, New York (the "Sublease"). The project is being developed by the Registrant, through its Acadia Strategic Opportunity Fund II, LLC in partnership with P/A Associates, LLC and additional joint venture partners.

Pursuant to the terms of the Agreement, Home Depot made a Sublease termination payment, of which the Registrant's share, net of minority interests, amounted to approximately $4.1 million.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ACADIA REALTY TRUST
                                        (Registrant)

        Date: July 7, 2008              By: /s/ Michael Nelsen
                                            ------------------

                                        Name:  Michael Nelsen
                                        Title: Chief Financial Officer and
                                               Senior Vice President